EXHIBIT 99.1

Corvus Gold Drills 39.6 Metres of 2.45 g/t Gold Expanding Mother Lode Deposit to the West, with Initial 2018 Drill Results

VANCOUVER, British Columbia, Feb. 22, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) (TSX:KOR) (OTCQX:CORVF) announces it has received initial results from the first four holes of its 2018 phase 2, Mother Lode drill program (Figure 1). The results are from three holes evaluating the western extension of the Mother Lode deposit and one hole evaluating the southern extension (Table 1). Results continue to demonstrate the western extension of the main Mother Lode deposit with thick, higher grade intercepts extending into the favorable host rock package.

Western Extension, Mother Lode Deposit

Hole ML18-043, 44 & 45 demonstrates the continued western extension in the core high-grade zone in the Mother Lode deposit (27.4m @ 1.81 g/t Au, 25.9m @ 2.32 g/t Au & 39.6m @ 2.45 g/t Au respectively). In addition, the new upper zone of low-grade, oxide intersected in previous holes to the east is also extending to the west. As with the main zone of the Mother Lode the western extension is hosted by the calcareous Tertiary sediments above the Fluorspar Canyon Fault (FCF) and the Paleozoic carbonates below the FCF. Given the success of these initial western holes, the Company is planning for additional stepout drilling for another 200 metres to the west toward the Flatiron target in this current phase of work.

Drill Results - South End of Mother Lode Gold System

Hole ML17-035 drilled southwest of the historic pit area has returned a narrow, shallow high-grade intercept (4.57m @ 1.55 g/t Au), but appears to be indicating the limit of the higher-grade part of the Mother Lode system to the south.

Corvus’ next priority target for another Mother Lode deposit is the Flatiron target approximately one kilometre to the southwest of the Mother Lode pit. The Flatiron target has an outcropping thick jasperoid zone averaging over 1 g/t gold along the FCF that projects down dip into favorable host units, which the Company believes highlights the potential for another Mother Lode type deposit to the north.

Jeff Pontius, President and CEO of Corvus states, “The extension of the Mother Lode system to the west offers significant potential for expanding the deposit. The success of this drilling and our new modeling of the Flatiron target one kilometre to the southwest of the Mother Lode pit is highlighting potential for an expansion of the main Mother Lode deposit. Our phase II drilling program is focusing on stepout drilling around the core deposit which so far has been successful at outlining a large, near surface, high-grade, sediment hosted gold system. The Mother Lode gold system is evolving into the core deposit in what we believe is emerging as a new Nevada gold belt within the Fluorspar Canyon Gold District.”

Table 1
Phase I - Mother Lode Significant Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space.
Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-035 AZ 180 dip-85	80.77	85.34	4.57	1.55	n/a	Drilled SW of Pit

ML18-043	124.97	128.02	3.05	0.63	n/a	West of ML17-027 New Upper Ox Zone
	137.16	143.26	6.10	0.55	n/a	New Upper Ox Zone
	220.98	248.41	27.43	1.81	n/a	West ext. – Main Zone
inc	224.03	246.89	22.86	2.05	n/a	>1 g/t
AZ 085 dip-70	333.76	341.38	7.62	0.44	n/a

ML18-044	207.26	222.50	15.24	0.37	n/a	West of ML17-022 New Upper Ox Zone
AZ 085 dip-85	230.12	251.46	21.34	0.92	n/a	New Upper Ox Zone
inc	234.70	239.27	4.57	1.22	n/a	>1 g/t
inc	243.84	249.94	6.10	1.14	n/a	>1 g/t
	256.03	281.94	25.91	2.32	n/a	West ext. – Main Zone
inc	259.08	280.42	21.34	2.69	n/a	>1 g/t

ML18-045	169.16	176.78	7.62	0.52	n/a	West of ML17-039 New Upper Ox Zone
AZ 085 dip-80	184.40	187.45	3.05	0.46	n/a	New Upper Ox Zone
	256.03	295.66	39.63	2.45	n/a	West ext. – Main Zone
inc	256.03	289.56	33.53	2.84	n/a	>1 g/t

Figure 1 accompanying this announcement is available at: http://www.globenewswire.com/NewsRoom/AttachmentNg/f0bc70e9-cbd3-47b0-ba3b-c354abbf0753

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying. AAL is independent of the Company. AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control. Mr. Reischman, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement. There were no limitations on the verification process

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada. The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims. The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 194 federal unpatented mining claims on the Mother Lode project which totals 1,597 hectares which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the rapid and effective capture of the potential of our new Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the Mother Lode project, the statement that the zone of high-grade mineralization is encouraging for expanding the mineralization zones of the Mother Lode deposit west along the Fluorspar Canyon Fault, the statement that drilling results bodes well for the continued growth of Corvus Gold over the next several phases of deposit expansion drilling programs in 2018, the growth potential of the Mother Lode project and the potential for any mining or production at the Mother Lode project, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.